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                                                                   EXHIBIT 10.8

                                EMPLOYMENT AGREEMENT


     THIS AGREEMENT entered into as of the 6th day of February 1999 ("Effective Date"), by and between Rural Cellular Corporation ("RCC" or "Company") and Ann
K. Newhall (the "Employee").

     WHEREAS, Employee has demonstrated expertise as an attorney and familiarity with RCC's legal affairs, and RCC desires to employ Employee as its Senior Vice President - General Counsel; and

     WHEREAS, Employee desires to be employed by RCC; and

     WHEREAS, the parties desire by this writing to set forth the employment relationship of RCC and the Employee.

     NOW, THEREFORE, it is AGREED as follows:

     1.   EMPLOYMENT.

          (a) TITLE/DUTIES. The Employee is employed in the capacity of Senior Vice President - General Counsel for RCC, to perform the duties customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of RCC. The Employee's other duties shall be such as the President/CEO may from time to time reasonably direct; PROVIDED, that the Employee shall not be required to engage in any activity that is contrary to the principles of legal ethics. The Employee shall report to the President/CEO, except in such instances as she determines that any applicable law, regulation or ethical rule requires her to report directly to the Board of Directors.

          (b) LOCATION. The Employee's principal place of employment shall be at a location to be selected by mutual agreement of the parties within 50 miles of Minneapolis, Minnesota; PROVIDED, that the Employee may be required to spend not more than two days per week at RCC's offices in Alexandria, Minnesota; and, PROVIDED FURTHER, that the Employee may be required to travel to other locations from time to time to the extent necessary to perform her duties under this Agreement.

     1. BASE COMPENSATION. RCC agrees to pay the Employee during the term of this Agreement a salary which shall be at the initial rate of Two Hundred Forty-Nine Thousand Dollars ($249,000.00) per annum beginning on the Effective Date,

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payable not less frequently than every two weeks; PROVIDED, that the rate of such salary shall be reviewed not less often than annually, and Employee shall be entitled to receive an increase at such percentage or in such an amount, if any, as may be determined from time to time. The Employee's salary may not be decreased below the rate in effect on any date during the term of this Agreement, except that, in the event that the salaries of other senior management employees have been generally reduced, Employee's salary may be reduced in a similar manner, except that any such reduction following a "Change in Control" (as defined in Appendix A hereto) shall be subject to the provisions of Section 11(b) hereof.

     2. DISCRETIONARY AND INCENTIVE BONUS; STOCK OPTIONS. The Employee shall be entitled to participate in an equitable manner with all other senior management employees of RCC in discretionary and incentive bonuses, including, but not limited to stock option and restricted stock awards and other cash and non-cash compensation plans that may be authorized and declared by the Board of Directors to its senior management employees from time to time. Specifically, but not in limitation of the foregoing, the Employee shall be granted an option or options to purchase 85,000 shares of RCC's Class A Common Stock pursuant to the 1995 Stock Compensation Plan. Such option or options shall be granted as of the Effective Date and shall be upon terms and conditions similar to those of options granted to other senior management employees.

     3.   OTHER BENEFITS.

          (a) PARTICIPATION IN EMPLOYEE BENEFIT PLANS. The Employee shall be entitled to participate in any plan of RCC relating to compensation, profit sharing, retirement, medical coverage or other employee benefits as RCC may adopt for the benefit of its senior management employees.

          (b) FRINGE BENEFITS; EXPENSES. The Employee shall be eligible to participate in any fringe benefits which may be or may become applicable to RCC's senior management employees, including by example, participation in any stock option or incentive plans adopted by the Board of Directors, and any other benefits adopted by RCC. RCC shall reimburse Employee for all reasonable out-of-pocket expenses which Employee shall incur in connection with her service for RCC which are documented in accordance with RCC's policies as set forth from time to time. Such out-of-pocket expenses shall include, but shall not be limited to:

               (i) the reasonable cost of continued coverage under the lawyers' professional liability insurance policy maintained by the Employee's prior law firm;

               (ii) the reasonable cost of attending continuing legal education seminars to the extent required to maintain the Employee's license to practice law;

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               (iii) the annual cost of renewing the Employee's license to practice law; and

               (iv) the annual cost of the Employee's membership in national, state, and/or local bar associations.

          (a) CAR ALLOWANCE. The Employee shall be required to have and maintain a personal automobile for use in the performance of her duties under this Agreement and a valid drivers license to operate RCC vehicles. RCC shall pay the Employee an allowance at an initial rate of $6,000 per year to compensate her for all expenses incurred by her in complying with these requirements. In addition, RCC shall reimburse the Employee at current IRS allowable mileage rates for the use of her personal automobile on RCC business.

     1. TERM. The term of employment of Employee under this Agreement shall be for the period commencing on the Effective Date and ending December 31, 2001; PROVIDED, that commencing on December 31, 1999, and on each December 31 thereafter, the term of Employee's employment shall automatically be extended for one additional year, so that the remaining term of her employment shall never be less than two years, unless either party gives written notice to the other of its intention not to so extend the term of the Employee's employment.

     2.   LOYALTY; NONCOMPETITION.

          (a) The Employee shall devote her full business time and attention to the performance of her employment under this Agreement. During the term of Employee's employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of RCC.

          (b) Nothing contained in this Section 6 shall be deemed to prevent or limit the right of Employee to invest in the capital stock or other securities of any business dissimilar from that of RCC or, solely as a passive or minority investor, in any business.

     1. STANDARDS. The Employee shall perform her duties under this Agreement in accordance with the reasonable standards customarily expected of employees with comparable positions in comparable organizations, or in accordance with such other standards as may reasonably be established from time to time by the President/CEO or the Board of Directors.

     2. PAID TIME OFF. The Employee shall be entitled, without loss of pay, to absent herself voluntarily from the performance of the duties of her employment under this Agreement, with all such voluntary absences to count as paid time off, in accordance with the following:

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          (a)  The Employee shall be entitled to not less than nineteen (19)
     days per calendar year of paid time off for vacation, personal illness, emergency situations such as family illness, and for any other reason that time off must be taken during a regular scheduled work day that is not covered by other Company policies (such as jury duty). Such paid time off shall be taken in accordance with then current Company policies.

          (b) The Employee shall take at least five consecutive business days of vacation in each calendar year.

          (c) The Employee shall not be entitled to receive any additional compensation from RCC on account of her failure to take paid time off, and Employee shall be entitled to accumulate unused paid time off in accordance with then current Company policy (as of the end of 1999 only 120 hours of paid time off can be carried over into the following year).

          (d) In addition to the aforesaid paid time off, the Employee shall be entitled, without loss of pay, to absent herself voluntarily from the performance of her employment with RCC for such additional periods of time as may be necessary for the Employee to attend continuing legal education seminars that are required to maintain the Employee's license to practice law, and for such other valid and legitimate reasons as the Board of Directors in its discretion may determine.

          (e) The Employee shall also be entitled to any other paid or unpaid time off as may be provided by Company policies. Further, the Board of Directors shall be entitled to grant to the Employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board of Directors in is discretion may determine.

          (f) The Employee is encouraged to participate in related industry and professional organizations and activities provided that the assumption of any significant responsibilities for such outside activities or organizational participation shall be approved in advance by the President/CEO.

     1. TERMINATION AND TERMINATION PAY. The Employee's employment under this Agreement may be terminated upon any of the following occurrences:

          (a) The death of the Employee during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which Employee's death shall have occurred, plus all accrued but unused paid time off for such calendar year, and PRO RATA payment of all bonuses or incentive payments earned or to be awarded for such calendar year.

          (b) The Board of Directors may terminate the Employee's employment at any time, but any termination by the Board of Directors other than termination for Just Cause, as defined below, shall not prejudice the Employee's right to compensation or other benefits under this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause, except to the extent specifically provided under the terms of any benefit plan or program of RCC or as may otherwise be required by law. Termination shall be for "Just Cause" if the Employee

               (i)   has been convicted of a felony or

               (ii) has intentionally engaged in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise;

          PROVIDED, HOWEVER, that no termination of Employee's employment shall be for Just Cause as set forth in clause (ii) above until

                     (A) there shall have been delivered to the Employee a copy of a written notice setting forth that the Employee was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail;

                     (B) the Employee shall have been provided an opportunity to be heard by the Board of Directors (with the assistance of the Employee's counsel if the Employee so desires); and

                     (C) such conduct is not discontinued within a reasonable
                         period of time after receipt of the written notice provided in clause (A).

     No act or failure to act on the Employee's part shall be considered "intentional" unless she has acted or failed to act with an absence of good faith and without a reasonable belief that her action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Employee after notice of termination has been given by the Employee will constitute Just Cause for purposes of this Agreement.

          (a) Except as provided pursuant to Section 11 herein, in the event Employee's employment under this Agreement is terminated by the

     Board of Directors without Just Cause, RCC shall be obligated to continue to pay the Employee the salary provided pursuant to Section 2 herein, up to the date of termination of the term (including any extension of the term pursuant to Section 5 above) of this Agreement. Notwithstanding the foregoing, in no event shall payments to be made in accordance with this
     Section 9(c) be for a period of less than 12 months following the date of termination of employment.

          (b) The voluntary termination by the Employee during the term of this Agreement with the delivery of no less than 60 days written notice to the Board of Directors (other than pursuant to Section 11(b)), in which case the Employee shall be entitled to receive compensation, vested rights, and all employee benefits only up to the date of such termination except as specifically provided below or as required by law.

     1. DISABILITY. If the Employee shall become disabled or incapacitated to the extent that she is unable to perform her duties hereunder, by reason of medically determinable physical or mental impairment, as determined by a doctor mutually acceptable to the Board of Directors and the Employee and retained by RCC, Employee shall nevertheless continue to receive the compensation and benefits provided under the terms of this Agreement as follows: 100% of such compensation and benefits for a period of six months, but not exceeding the remaining term of the Agreement, and 65% thereafter for the remainder of the term of the Agreement. Such benefits noted herein shall be reduced by any benefits otherwise provided to the Employee during such period under the provisions of disability insurance coverage in effect for RCC employees. Thereafter, Employee shall be eligible to receive benefits provided by RCC under the provisions of disability insurance coverage in effect for RCC employees. Upon returning to active full-time employment, the Employee's full compensation as set forth in this Agreement shall be reinstated as of the date of commencement of such activities. In the event that the Employee returns to active employment on other than a full-time basis, then her compensation (as set forth in Section 2 of this Agreement) shall be reduced in proportion to the time spent in said employment, or as shall otherwise be agreed to by the parties.

     2.   CHANGE IN CONTROL.

          (a) TERMINATION BY COMPANY. Notwithstanding any provision herein to the contrary, in the event the Company terminates Employee's employment under this Agreement, absent Just Cause, in connection with, or within 24 months after, any Change in Control (as defined in Appendix A hereto) of RCC, Employee shall be paid an amount equal to the product of 2.99 times the Employee's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder. Said sum shall be paid to the Employee in one lump sum within five (5) days of such termination. Such payment shall be in lieu of any other future payments which the Employee would be otherwise entitled to receive under Section 9 of this Agreement.

          (b) TERMINATION FOR "GOOD REASON." Notwithstanding any other provision of this Agreement to the contrary, if Employee voluntarily terminates her employment under this Agreement within 24 months following a Change in Control of RCC for "Good Reason" (as defined herein), Employee shall be entitled to receive the payment described in Section 11(a) of this Agreement within five (5) days of such termination. "Good Reason" for purposes of this Agreement shall be the occurrence of any of the following events, which have not been consented to in advance by the Employee in writing: (i) if at the time of a Change in Control of the Company, Employee's employed at the Company's principal executive offices, a relocation of such principal executive offices to a location more than fifty miles from such location or requiring the Employee to be based anywhere other than the Company's principal executive offices at the time of a Change in Control, or if Employee is not employed at the Company's principal executive offices at the time of a Change in Control, Employee's relocation to any place other than the location at which the Employee principally performed Employee's duties prior to the Change in Control, or requiring travel by Employee on the Company's business to an extent substantially greater than Employee's business travel obligations at the time of the Change in Control;
(ii) if in the organizational structure of RCC Employee would be required to report to a person or persons other than the President/CEO; (iii) if RCC should fail to maintain Employee's base compensation in effect as of the date of the Change in Control and the existing material fringe benefit, performance incentive and employee benefit plans; (iv) if Employee would be assigned duties and responsibilities other than those normally associated with her position as referenced at Section 1 herein; or (v) if Employee's responsibilities or authority have in any way been materially diminished or reduced.

          (c)  EXCISE TAX PAYMENTS.

               (i) In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Code), paid or payable to the Employee or for her benefit or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, her employment with the Company or a Change in Control of the Company (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Employee's failure to file timely a tax return or pay taxes shown as due on her return, imposed with respect to such taxes and the Excise Tax), including any Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

               (ii) An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Company's expense by an accounting firm selected by the Company and reasonably acceptable to the Employee which is designated as one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation, to the Company and the Employee within five days of the date of termination of the Employee's employment, if applicable, or such other time as requested by the Company or the Employee (provided the Employee reasonably believes that any of the Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by the Employee with respect to a Payment or Payments, it shall furnish the Employee with an opinion reasonably acceptable to the Employee that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten days of the delivery of the Determination to the Employee, the Employee shall have the right to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this Section 11(c) shall be paid by the Company to the Employee within five days of the receipt of the Determination. The existence of the Dispute shall not in any way affect the Employee's right to receive the Gross-Up Payment in accordance with the Determination. Upon the final resolution of a Dispute, the Company shall promptly pay to the Employee any additional amount required by such resolution, or, if it is determined that the Excise Tax is lower than originally determined, the Employee shall repay to the Company the excess amount of the Gross-Up Payment. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Employee subject to the application of Section 11
          (c)(iii) below.

               (iii) Notwithstanding anything contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any Payment or Payments, the Company shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

     1.   NON-COMPETITION AGREEMENT.

          (a) TERM. During the term of the Employee's employment pursuant to this Agreement and for the period ending six months after the voluntary or involuntary termination of such employment, Employee agrees that she will not, without RCC's prior written consent, directly or indirectly, within the service areas served by RCC at the time of termination, lend her credit, advice or assistance, or engage in any activity or act in any manner, including but not limited to, as an individual, owner, sole proprietor, founder, associate, promoter, partner, joint venturer, shareholder other than as a less than five percent shareholder of a publicly traded corporation, officer, director, trustee, manager, employer, employee, licensor, licensee, principal, agent, salesman, broker, representative, consultant, adviser, investor or otherwise, for the purpose of establishing, operating or managing any business or entity that is engaged in activities competitive with the business of the Company as carried on as of the date of termination.

          (b) NON-SOLICITATION AGREEMENT. As used in this Agreement, the term "Person" means any individual, corporation, joint venture, general or limited partnership, association or other entity. During the period of six months from and after the date of termination of her employment pursuant to this Agreement, Employee agrees that she will not, whether for her own account or for the account of any other Person, directly or indirectly interfere with the Company's relationship with or endeavor to divert or entice away from the Company any Person who or which at any time during the term of Employee's employment by RCC is or was an employee or customer of or in the habit of dealing with RCC.

          (c) REASONABLENESS OF COVENANTS. Employee acknowledges and agrees that the geographic scope and period of duration of the restrictive covenants contained in this Agreement are both fair and reasonable and that the interests sought to be protected by the Company are legitimate business interests entitled to be protected. It is the intention of the parties that the provisions of this
Section 12 shall be enforceable to the fullest extent permissible under applicable law; however, if any restriction contained in this Section is held to be unenforceable because of the duration of such restriction or the geographical area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographical area of such restriction and, in its reduced form, said restriction shall then be enforceable.

          (d) INJUNCTIVE RELIEF; ATTORNEYS' FEES. The parties agree that the remedy of damages at law for the breach by Employee of any of the covenants contained in this Section 12 is an inadequate remedy. In recognition of the irreparable harm that a violation by Employee of any of the covenants, agreements or obligations arising under this Agreement would cause RCC, Employee agrees that in addition to any other remedies or relief afforded by law, an injunction against an actual or threatened violation or violations may be issued against her and every other Person concerned thereby, it being the understanding of the parties that both damages and an injunction shall be proper modes of relief and are not to be considered alternative remedies. In the event of any such an actual or threatened violation, Employee agrees to pay the costs, expenses and reasonable attorneys' fees incurred by the Company in pursuing any of its rights with respect to such actual or threatened violation, in addition to the actual damages sustained by the Company as a result thereof. Such costs, expenses, fees and damages shall not be payable by the Employee until a final judgment, from which no further appeal may be taken, has been entered in favor of the Company by a court of competent jurisdiction. If no such judgment is entered, the Employee shall not be liable for any such costs, expenses, fees or damages, and the Company shall reimburse the Employee for any costs, expenses and reasonable attorneys' fees incurred by her in defending against the Company's allegations.

          (e) COMPENSATION. In the event that Employee's employment has terminated and Employee is not entitled to receive payment under Section 9 or 11 of this Agreement, to compensate Employee for the restrictive covenants contained in this Agreement, RCC agrees to pay Employee an amount equal to 25% of the Employee's final compensation. One-half of this amount is payable in equal monthly payments commencing on the last day of the month following termination and continuing thereafter on the last day of each and every month until the end of the period stated in Section 12(a) and one-half at the end of the period stated in Section 12(a). For the purposes of this paragraph, the Employee's "final compensation" means the Employee's annual rate of salary in effect on the date her employment terminates, plus her bonus and/or incentive payment(s) for the year immediately preceding the year in which her employment terminates.

          In the event that Employee shall breach any of her covenants, agreements or obligations arising under this Agreement, RCC shall have the right to discontinue making the payments to Employee provided for herein unless and until Employee has cured any such existing breaches.

          (a) WAIVER OF RESTRICTIONS. RCC may waive the restrictions on Employee imposed in Section 12 at any time. In the event of such waiver: (i) RCC shall not be obligated to make any further monthly payments pursuant to
Section 12(e); and (ii) any payment due pursuant to Section 12(e) at the expiration of the period stated in Section 12(a) shall be prorated and paid at the time of the waiver.

     1.   SUCCESSORS AND ASSIGNS.

          (a) This Agreement shall inure to the benefit of and be binding upon any corporation or other successor of RCC which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the business, assets or stock of RCC.

          (b) Since RCC is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating her rights or duties hereunder without first obtaining the written consent of RCC.

     1. AMENDMENTS. No amendments or additions to this Agreement shall be binding upon the parties hereto unless made in writing and signed by both parties, except as herein otherwise specifically provided.

     2. APPLICABLE LAW. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Minnesota, except to the extent that Federal law shall be deemed to apply.

     3. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     4. ARBITRATION. Subject to RCC's right to seek injunctive relief from a court of competent jurisdiction pursuant to Section 12(e), any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of RCC, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. RCC shall incur the cost of all fees and expenses associated with filing a request for arbitration with the AAA, whether such filing is made on behalf of RCC or the Employee, and the costs and administrative fees associated with employing the arbitrator and related administrative expenses assessed by the AAA. If the parties cannot mutually agree on an arbitrator, each party shall select an arbitrator and those two arbitrators shall select a third arbitrator and the third arbitrator shall conduct the arbitration.
Otherwise, each party shall pay its own costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, notwithstanding the ultimate outcome thereof, upon delivery of a final judgment or settlement of the dispute.

     5. REPRESENTATION BY COUNSEL. Employee acknowledges that she has read this Agreement and that she fully understands her rights, privileges, and duties hereunder. She further acknowledges that she has had the opportunity to consult and has consulted with attorneys of her choice to review and explain the terms of this Agreement and the consequences of signing it.

     6. ENTIRE AGREEMENT. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto, and shall supersede all prior understandings in writing or otherwise between the parties.

                                   *  *  *  *  *

                                   RURAL CELLULAR CORPORATION

ATTEST:
                                   ------------------------------------------
                                   By:  Richard P. Ekstrand
                                        President and Chief Executive Officer

--------------------------------
Secretary


WITNESS:

--------------------------------   -------------------------------------------
                                   Ann K. Newhall

                                     APPENDIX A
                          TO EMPLOYMENT AGREEMENT BETWEEN
                   RURAL CELLULAR CORPORATION AND ANN K. NEWHALL

For the purposes of the Employment Agreement to which this Appendix is attached, a "Change in Control" means the happening of any of the following:

          (1) A majority of the directors of RCC shall be persons other than persons:

          (a) for whose election proxies shall have been solicited by the Board, or

          (b) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

          (2) 30% or more of the outstanding voting stock of RCC is acquired or beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, or any successor rule thereto) by any person (other than RCC or a subsidiary of RCC) or group of persons acting in concert (other than the acquisition and beneficial ownership by a parent corporation or its wholly-owned subsidiaries, as long as they remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of RCC as a result of a merger which complies with paragraph (3)(a)(ii) hereof in all respects), or

     (3)  The shareholders of RCC approve a definitive agreement or plan to:

          (a) merge or consolidate RCC with or into another corporation other than

               (i)   a merger or consolidation with a subsidiary of RCC, or

               (ii)  a merger in which:

                     (A) RCC is the surviving corporation,

                     (B) no outstanding voting stock of RCC (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property (except: (1) voting stock of a parent corporation owning directly, or indirectly through wholly owned subsidiaries, both beneficially and of record 100% of the voting stock of RCC immediately after the merger; and (2) cash upon the exercise by holders of voting stock of RCC of statutory dissenters' rights),

                     (C) the persons who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting stock of RCC immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving corporation or its parent corporation, and

                     (D) if voting stock of the parent corporation is exchanged for voting stock of RCC in the merger, all holders of any class or series of voting stock of RCC immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their voting stock of RCC as all other holders of such class or series,

               (b) exchange, pursuant to a statutory exchange of shares of voting stock of RCC held by shareholders of RCC immediately prior to the exchange, shares of one or more classes or series of voting stock of RCC for cash, securities, or other property,

               (c) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

               (d)   liquidate or dissolve the Company.

                                      A-2